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                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports on U.S. Alcohol Testing of America, Inc. and Good Ideas Enterprises, Inc. dated May 20, 1996, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-3734) and related Prospectus of U.S. Alcohol Testing of America, Inc. for the Registration of common stock, warrants to purchase common stock, and the Consent Solicitation Statement to the Minority Stockholders of Good Ideas Enterprises, Inc.

                                                            ERNST & YOUNG LLP



Riverside, California
August 6, 1996